CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We consent to the use of our report dated October 20, 2006 with respect to the financial statements of Gold Run Inc. as of August 31, 2006 and for the period from inception (May 5, 2006) to August 31, 2006 in the Registration Statement on Form SB-2 (the "Registration Statement") and related Prospectus of Gold Run Inc. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.
Rochester, New York
December 13, 2006